Exhibit 99.1

N-able Announces Second Quarter 2024 Results

Second-Quarter 2024 Revenue Increased 13% Year-Over-Year

Raised Mid-Point of Full-Year 2024 Revenue Outlook to $464.0M

Raised Full-Year 2024 Adjusted EBITDA Margin Outlook to 36%

BURLINGTON, Massachusetts -August 8, 2024 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service and security solutions, today reported results for its second quarter ended June 30, 2024.

“N-able’s second quarter performance underscores the need for IT solutions among small and medium sized businesses and MSPs,” said N-able president and CEO John Pagliuca. “Our award winning data protection product Cove and our powerful security suite showed particular strength, highlighting the importance of resilience and protection. We also saw continued success with our long-term contract initiative, which we believe further cements N-able as a strategic partner within our customers’ operations. We are eager to build on the progress we made in the second quarter and advance our mission to empower MSPs with leading software solutions.”

“Our second quarter performance marks our seventh consecutive quarter operating north of the Rule of 45 on a constant currency revenue growth and adjusted EBITDA basis,” added N-able CFO Tim O’Brien. “As we enter the second half of the year, we are focused on strong execution and are raising the mid-point of our full-year revenue and profit outlook.”
Second quarter 2024 financial highlights:

•Total revenue of $119.4 million, representing 12.6% year-over-year growth, or 12.7% year-over-year growth on a constant currency basis.
•Subscription revenue of $117.4 million, representing 13.6% year-over-year growth, or 13.7% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.0% and non-GAAP gross margin of 84.7%.
•GAAP net income of $9.5 million, or $0.05 per diluted share, and non-GAAP net income of $26.6 million, or $0.14 per diluted share.
•Adjusted EBITDA of $46.8 million, up 34.1% year-over-year, representing an adjusted EBITDA margin of 39.2%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the second quarter of 2024 include:

•N-able was named to the prestigious MES Midmarket 100 for the second consecutive year. The MES Midmarket 100 recognizes top vendors that have proven themselves to be forward-thinking technology providers offering products and services that support midmarket organizations and drive growth and innovation for those customers.
•N-able signed the CISA Secure by Design Pledge. N‑able was part of the first group of companies committed to the pledge and is currently the only vendor signed up with an ecosystem that is built from the ground up with MSPs in mind. The CISA pledge is taken by companies who are committed to making a good-faith effort to work towards increased security and transparency within the next year. By signing the pledge, N‑able is further prioritizing security in its products and services, while building on its defenses against cyberthreats.
•N-able and MSPAlliance joined forces to help MSPs navigate cybersecurity compliance requirements. Built by MSPs exclusively for MSPs, Cyber Verify empowers MSPs across diverse sizes and maturity levels with a set of comprehensive tools and resources to facilitate a seamless integration of compliance processes that elevate the quality of services delivered to their clientele and deliver powerful, recurring revenue services. N‑able partners using MSPAlliance’s Cyber Verify Program can quickly identify gaps, certify alignment with compliance requirements, and offer Compliance-as-a-Service solutions to their customers.
•N-able was honored by Comparably for the third consecutive year for best career growth. N‑able was also included on the Best Leadership Teams annual list, which highlights the dedication and vision of the leadership team anchored by the company’s core values: N-rich Lives, N-spire Others, and N-joy the Journey.

Balance Sheet

As of June 30, 2024, total cash and cash equivalents were $157.5 million and total debt, net of debt issuance costs, was $334.1 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of August 8, 2024, N-able is providing its financial outlook for the third quarter of 2024 and full-year 2024. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Third Quarter of 2024

N-able management currently expects to achieve the following results for the third quarter of 2024:

•Total revenue in the range of $114.5 to $115.0 million, representing 6% to 7% year-over-year growth, or approximately 7% growth on a constant currency basis.
•Adjusted EBITDA in the range of $39.5 to $40.0 million, representing approximately 35% of total revenue.

Financial Outlook for Full-Year 2024

N-able management currently expects to achieve the following results for the full-year 2024:

•Total revenue in the range of $463.0 to $465.0 million, representing approximately 10% year-over-year growth on both a reported and a constant currency basis.
•Adjusted EBITDA in the range of $165.5 to $167.5 million, representing approximately 36% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on August 8, 2024. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full-year 2024 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the impact of adverse economic conditions; (c) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (d) any decline in our renewal or net retention rates; (e) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (f) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020 (the “Cyber Incident”), and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2023, that N-able filed with the SEC on February 29, 2024. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2024 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$157,509	$153,048
Accounts receivable, net of allowances of $1,265 and $1,171 as of June 30, 2024 and December 31, 2023, respectively	37,195	40,013
Income tax receivable	12,368	8,001
Recoverable taxes	18,794	12,116
Prepaid and other current assets	26,339	11,613
Total current assets	252,205	224,791
Property and equipment, net	34,691	36,838
Operating lease right-of-use assets	29,370	32,067
Deferred taxes	1,032	1,087
Goodwill	826,985	838,497
Intangible assets, net	5,621	6,717
Other assets, net	24,759	22,794
Total assets	$1,174,663	$1,162,791
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,221	$5,239
Accrued liabilities and other	44,946	49,366
Current operating lease liabilities	5,942	6,443
Income taxes payable	13,816	4,523
Current portion of deferred revenue	10,544	12,646
Current debt obligation	3,500	3,500
Total current liabilities	84,969	81,717
Long-term liabilities:
Deferred revenue, net of current portion	187	167
Non-current deferred taxes	1,774	1,820
Non-current operating lease liabilities	30,203	33,064
Long-term debt, net of current portion	330,555	331,509
Other long-term liabilities	2,605	3,154
Total liabilities	450,293	451,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 185,233,181 and 183,220,689 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	185	183
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	676,049	666,522
Accumulated other comprehensive (loss) income	(9,021)	4,409
Retained earnings	57,157	40,246
Total stockholders' equity	724,370	711,360
Total liabilities and stockholders' equity	$1,174,663	$1,162,791

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription and other revenue	$119,447	$106,080	$233,196	$205,898
Cost of revenue:
Cost of revenue	18,706	16,559	36,542	32,312
Amortization of acquired technologies	458	463	919	919
Total cost of revenue	19,164	17,022	37,461	33,231
Gross profit	100,283	89,058	195,735	172,667
Operating expenses:
Sales and marketing	32,850	34,889	68,666	67,452
Research and development	22,391	20,234	44,473	39,044
General and administrative	23,048	18,091	40,097	35,439
Amortization of acquired intangibles	15	10	29	574
Total operating expenses	78,304	73,224	153,265	142,509
Operating income	21,979	15,834	42,470	30,158
Other expense:
Interest expense, net	(7,606)	(7,530)	(15,227)	(14,730)
Other income, net	1,142	1,004	1,427	1,992
Total other expense, net	(6,464)	(6,526)	(13,800)	(12,738)
Income before income taxes	15,515	9,308	28,670	17,420
Income tax expense	6,060	4,799	11,759	9,372
Net income	$9,455	$4,509	$16,911	$8,048
Net income per share:
Basic earnings per share	$0.05	$0.02	$0.09	$0.04
Diluted earnings per share	$0.05	$0.02	$0.09	$0.04
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	184,996	182,249	184,504	181,843
Shares used in computation of diluted earnings per share:	187,274	185,643	187,560	184,732

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$9,455	$4,509	$16,911	$8,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,904	5,146	11,723	10,813
Provision for (benefit from) doubtful accounts	41	20	94	(71)
Stock-based compensation expense	11,808	11,745	23,355	21,595
Deferred taxes	6	6	—	14
Amortization of debt issuance costs	398	398	797	792
Operating lease right-of-use assets, net	151	(402)	105	(512)
Loss on foreign currency exchange rates	445	530	1,241	555
Loss (gain) on contingent consideration	60	(567)	(1,347)	(327)
Other non-cash expenses	—	97	84	128
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	2,013	(4,513)	1,892	(5,906)
Income tax receivable	(1,921)	(2,103)	(4,383)	(7,919)
Recoverable taxes	(3,214)	(4,657)	(6,678)	(4,974)
Prepaid expenses and other assets	(9,116)	1,024	(14,633)	(840)
Accounts payable	2,208	1,142	819	872
Accrued liabilities and other	8,212	8,234	(3,493)	4,397
Income taxes payable	3,160	684	9,165	5,981
Deferred revenue	(2,371)	(924)	(2,082)	(415)
Other long-term assets	289	357	(1,631)	(918)
Other long-term liabilities	(250)	—	(477)	44
Net cash provided by operating activities	27,278	20,726	31,462	31,357
Cash flows from investing activities
Purchases of property and equipment	(3,242)	(3,565)	(6,680)	(6,969)
Purchases of intangible assets	(1,903)	(2,458)	(3,592)	(4,669)
Net cash used in investing activities	(5,145)	(6,023)	(10,272)	(11,638)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(3,098)	(2,402)	(15,339)	(8,240)
Exercise of stock options	8	5	8	26
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,200	771
Deferred acquisition payments	(1,000)	—	(1,000)	—
Repayments of borrowings from Credit Agreement	(875)	(875)	(1,750)	(1,750)
Net cash used in financing activities	(4,965)	(3,272)	(16,881)	(9,193)
Effect of exchange rate changes on cash and cash equivalents	1,114	(321)	152	(183)
Net increase in cash and cash equivalents	18,282	11,110	4,461	10,343
Cash and cash equivalents
Beginning of period	139,227	98,080	153,048	98,847
End of period	$157,509	$109,190	$157,509	$109,190

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,292	$7,014	$14,562	$13,703
Cash paid for income taxes	$4,236	$5,225	$6,015	$9,890

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(25)	$1,119	$154	$956
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$483	$—	$483

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

GAAP cost of revenue	$19,164	$17,022	$37,461	$33,231
Stock-based compensation expense and related employer-paid payroll taxes	(441)	(381)	(888)	(717)
Amortization of acquired technologies	(458)	(463)	(919)	(919)
Restructuring costs and other	—	(8)	—	(17)
Non-GAAP cost of revenue	$18,265	$16,170	$35,654	$31,578

GAAP gross profit	$100,283	$89,058	$195,735	$172,667
Stock-based compensation expense and related employer-paid payroll taxes	441	381	888	717
Amortization of acquired technologies	458	463	919	919
Restructuring costs and other	—	8	—	17
Non-GAAP gross profit	$101,182	$89,910	$197,542	$174,320

GAAP sales and marketing expense	$32,850	$34,889	$68,666	$67,452
Stock-based compensation expense and related employer-paid payroll taxes	(3,856)	(4,116)	(8,229)	(7,658)
Transaction related costs	(4)	(24)	(4)	(24)
Restructuring costs and other	(247)	(24)	(418)	(24)
Non-GAAP sales and marketing expense	$28,743	$30,725	$60,015	$59,746

GAAP research and development expense	$22,391	$20,234	$44,473	$39,044
Stock-based compensation expense and related employer-paid payroll taxes	(2,748)	(2,405)	(5,533)	(4,395)
Transaction related costs	(25)	(8)	(25)	(8)
Restructuring costs and other	(33)	(152)	(57)	(790)
Non-GAAP research and development expense	$19,585	$17,669	$38,858	$33,851

GAAP general and administrative expense	$23,048	$18,091	$40,097	$35,439
Stock-based compensation expense and related employer-paid payroll taxes	(5,118)	(5,132)	(10,480)	(9,880)
Transaction related costs	(4,890)	310	(3,494)	41
Restructuring costs and other	21	(225)	(410)	(205)
Spin-off costs	—	(227)	(51)	(457)
Non-GAAP general and administrative expense	$13,061	$12,817	$25,662	$24,938

GAAP operating income	$21,979	$15,834	$42,470	$30,158
Amortization of acquired technologies	458	463	919	919
Amortization of acquired intangibles	15	10	29	574
Stock-based compensation expense and related employer-paid payroll taxes	12,164	12,034	25,131	22,650
Transaction related costs	4,919	(278)	3,523	(9)
Restructuring costs and other	259	409	885	1,036
Spin-off costs	—	227	51	457
Non-GAAP operating income	$39,794	$28,699	$73,008	$55,785
GAAP operating margin	18.4%	14.9%	18.2%	14.6%
Non-GAAP operating margin	33.3%	27.1%	31.3%	27.1%

GAAP net income	$9,455	$4,509	$16,911	$8,048
Amortization of acquired technologies	458	463	919	919

Amortization of acquired intangibles	15	10	29	574
Stock-based compensation expense and related employer-paid payroll taxes	12,164	12,034	25,131	22,650
Transaction related costs	4,919	(278)	3,523	(9)
Restructuring costs and other	259	409	885	1,036
Spin-off costs	—	227	51	457
Tax benefits associated with above adjustments (1)	(624)	(1,112)	(968)	(2,439)
Non-GAAP net income	$26,646	$16,262	$46,481	$31,236

GAAP diluted earnings per share	$0.05	$0.02	$0.09	$0.04
Non-GAAP diluted earnings per share	$0.14	$0.09	$0.25	$0.17

Shares used in computation of diluted earnings per share:	187,274	185,643	187,560	184,732
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and six months ended June 30, 2024, and 2023, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income	$9,455	$4,509	$16,911	$8,048
Amortization	1,879	1,391	3,741	3,388
Depreciation	4,025	3,755	7,982	7,425
Income tax expense	6,060	4,799	11,759	9,372
Interest expense, net	7,606	7,530	15,227	14,730
Unrealized foreign currency losses	445	530	1,241	555
Transaction related costs	4,919	(278)	3,523	(9)
Spin-off costs	—	227	51	457
Stock-based compensation expense and related employer-paid payroll taxes	12,164	12,034	25,131	22,650
Restructuring costs and other	259	409	885	1,036
Adjusted EBITDA	$46,812	$34,906	$86,451	$67,652
Adjusted EBITDA margin	39.2%	32.9%	37.1%	32.9%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Growth Rate	2024	2023	Growth Rate

GAAP subscription revenue	$117,413	$103,355	13.6%	$228,930	$200,797	14.0%
Estimated foreign currency impact (1)	153	—	0.1	(58)	—	0.0
Non-GAAP subscription revenue on a constant currency basis	$117,566	$103,355	13.7%	$228,872	$200,797	14.0%

GAAP other revenue	$2,034	$2,725	(25.4)%	$4,266	$5,101	(16.4)%
Estimated foreign currency impact (1)	3	—	0.1	7	—	0.1
Non-GAAP other revenue on a constant currency basis	$2,037	$2,725	(25.2)%	$4,273	$5,101	(16.2)%

GAAP subscription and other revenue	$119,447	$106,080	12.6%	$233,196	$205,898	13.3%
Estimated foreign currency impact (1)	156	—	0.1	(51)	—	—
Non-GAAP subscription and other revenue on a constant currency basis	$119,603	$106,080	12.7%	$233,145	$205,898	13.2%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and six months ended June 30, 2024.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$27,278	$20,726	$31,462	$31,357
Purchases of property and equipment	(3,242)	(3,565)	(6,680)	(6,969)
Purchases of intangible assets	(1,903)	(2,458)	(3,592)	(4,669)
Free cash flow	22,133	14,703	21,190	19,719
Cash paid for interest, net of cash interest received	7,292	7,014	14,562	13,703
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	6,029	1,895	6,981	4,052
Unlevered free cash flow	$35,454	$23,612	$42,733	$37,474